Exhibit 5.1

                            R&B FALCON CORPORATION
                             1900 West Loop South
                             Houston, Texas 77027

                                        December 30, 1997

          R&B Falcon Corporation
          1900 West Loop South, Suite 1800
          Houston, Texas 77027

                         Re:  R&B Falcon Corporation
                              Registration Statement on Form S-8

          Ladies and Gentlemen:

                    I am a corporate counsel to R&B Falcon
          Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of up to 760,504 shares (the "Shares") of the Company's common stock, par value $.01 per share (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, the "Common Stock"), issuable under the Falcon Drilling Company, Inc. ("Falcon") 1997 Stock Option Plan, the Falcon 1995 Stock Option Plan, the Falcon 1994 Stock Option Plan, and the Falcon 1992 Stock Option Plan (the "Plans"). I am also General Counsel of Falcon. The Company has assumed the obligations of Falcon under the Plans in connection with the merger of FDC Acquisition Corp., a wholly owned subsidiary of the Company, with and into Falcon, and as a result, Falcon will become a wholly owned subsidiary of the Company.

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                    In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, (i) the Registration Statement; (ii) a specimen certificate evidencing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; (vii) the Plans; (vii) certain resolutions of the Board of Directors of the Company relating to the Plans; and (viii) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

                    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

                    For purposes of this opinion, I have assumed that prior to the issuance of any of the Shares the Registration Statement becomes effective.

                    I am admitted to the Bar of the State of Texas, and I do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                    Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

                    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, however, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Leighton E. Moss
                                   Leighton E. Moss